                                                Exhibit 3(iii)



		   (CONFORMED COPY)









	    UNITED TECHNOLOGIES CORPORATION







		      Restated
	   Certificate of Incorporation







		     June 19, 2000

		      RESTATED

	    CERTIFICATE OF INCORPORATION

			 of

	   UNITED TECHNOLOGIES CORPORATION

	       Pursuant to Section 245

	   of the General Corporation Law

	      of the State of Delaware

		   ==============

     Original Certificate of Incorporation filed

	     with the Secretary of State

	      of the State of Delaware

		  on July 21, 1934,

		   under the name

	     United Aircraft Corporation

		   ==============

       FIRST:  The name of the Corporation is UNITED TECHNOLOGIES CORPORATION.

       SECOND: Its registered office or place of business in the State of Delaware is to be located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent is The Corporation Trust Company and the address of the said registered agent is Corporation Trust Center, 1209 Orange Street, in the said City of Wilmington.

       THIRD: The nature of the business, or objects or purposes to be transacted, promoted or carried on, are those necessary to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

       FOURTH: The total number of shares of stock of all classes which the Corporation shall have authority to issue is 2,250,000,000 shares, of which 250,000,000 shares shall be Preferred Stock of the par value of $1 each (hereinafter called Preferred Stock) and 2,000,000,000 shares shall be Common Stock of the par value of $1 each (hereinafter called Common Stock).

       The designations and the powers, preferences and rights and the qualifications, limitations or restrictions thereof of the shares of each class are as follows:

	  1.The Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed herein or in the resolution or resolutions providing for the issue of such series, adopted by the Board of Directors as hereinafter provided.

	  2.Authority is hereby expressly granted to the Board of Directors of the Corporation, subject to the provisions of this Article Fourth and to the limitations prescribed by law, to authorize the issue of one or more series of Preferred Stock and with respect to each such series to fix by resolution or resolutions providing for the issue of such series the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination or fixing of the following:

	    (a) The designation of such series.

	    (b) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock, and whether such dividends shall be cumulative or non-cumulative.

	    (c) Whether the shares of such series shall be subject to redemption by the Corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption.

	    (d) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series.

	    (e) Whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange.

	    (f) The extent, if any, to which the holders of the shares of such series shall be entitled to vote with respect to the election of directors or otherwise.

	    (g) The restrictions, if any, on the issue or reissue or any additional Preferred Stock.

	    (h) The rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the Corporation.

	  3. Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, the holders of any such series shall have no voting power whatsoever. Subject to such restrictions as may be stated in the resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, any amendment to the Certificate of Incorporation which shall increase or decrease the authorized stock of any class or classes may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of the voting stock of the Corporation.

	  4. No holder of stock of any class of the Corporation shall as such holder have any preemptive or preferential right of subscription to any stock of any class of the Corporation or to any obligations convertible into stock of the Corporation, issued or sold, or to any right of subscription to, or to any warrant or option for the purchase of any thereof, other than such (if any) as the Board of Directors of the Corporation, in its discretion, may determine from time to time.

	  5. The Corporation may from time to time issue and dispose of any of the authorized and unissued shares of Common Stock or of Preferred Stock for such consideration, not less than its par value, as may be fixed from time to time by the Board of Directors, without action by the stockholders. The Board of Directors may provide for payment therefor to be received by the Corporation in cash, property or services. Any and all such shares of the Preferred or Common Stock of the Corporation the issuance of which has been so authorized, and for which consideration so fixed by the Board of Directors has been paid or delivered, shall be deemed full paid stock and shall not be liable to any further call or assessment thereon.

			   Certificate of Designation
					  of
		     Series A ESOP Convertible Preferred Stock

       The Board of Directors authorized the series of Preferred Stock hereinafter provided for and caused adoption of the following resolution creating a series of 20,000,000 shares of Preferred Stock, par value $1.00 per share, designated as Series A ESOP Convertible Preferred Stock:

       RESOLVED that, pursuant to the authority vested in the Board of Directors of the Company, in accordance with the provisions of its Restated Certificate of Incorporation, a series of Preferred Stock of the Company be, and it hereby is, created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

       SECTION 1. Designation and Amount; Special Purpose Restricted Transfer Issue.

	  A.The shares of this series of Preferred Stock shall be designated as Series A ESOP Convertible Preferred Stock (Series A Preferred Stock) and the number of shares constituting such series shall be 20,000,000.

	  B.Shares of Series A Preferred Stock shall be issued only to a trustee acting on behalf of any employee stock ownership plan or trust or other similar employee benefit plan or trust maintained by the Company or by any of its affiliates (the ESOP). In the event of any transfer of shares of Series A Preferred Stock to any person other than any such plan trustee, the shares of Series A Preferred Stock so transferred, upon such transfer and without any further action by the Company or the holder, shall be automatically converted into shares of Common Stock on the terms otherwise provided for the conversion of shares of Series A Preferred Stock into shares of Common Stock pursuant to Section 5 hereof and no such transferee shall have any of the voting powers, preferences and relative, participating, optional or special rights ascribed to shares of Series A Preferred Stock hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such shares of Series A Preferred Stock shall be so converted. Certificates representing shares of Series A Preferred Stock shall be legended to reflect such restrictions on transfer. Notwithstanding the foregoing provisions of this paragraph B of Section 1, shares of Series A Preferred Stock (i) may be converted into shares of Common Stock as provided by Section 5 hereof and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Company upon the terms and conditions provided by Sections 6, 7 and 8 hereof.

       SECTION 2.  Dividends and Distributions.

	  A.Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cumulative preferred dividends in cash (Preferred Dividends) in an amount equal to $4.80 per share per annum, and no more, payable quarterly on September 10, December 10, March 10 and June 10 of each year (each a Dividend Payment Date) commencing on September 10, 1989, to holders of record at the start of business on such Dividend Payment Date. Preferred Dividends shall begin to accrue on outstanding shares of Series A Preferred Stock from the date of issuance of such shares of Series A Preferred Stock. Preferred Dividends shall accrue on a daily basis whether or not the Company shall have earnings or surplus at the time, but Preferred Dividends accrued on the shares of Series A Preferred Stock for any period less than a full quarterly period between Dividend Payment Dates shall be computed on the basis of a 360-day year of 30-day months. A pro-rated dividend payment based on the rate of $4.80 per annum per share shall accrue for the period from the date of issuance until September 10, 1989. Accumulated but unpaid Preferred Dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid Preferred Dividends.

	  B.So long as any Series A Preferred Stock shall be outstanding, no dividend shall be declared or paid or set apart for payment on any other series of stock ranking on a parity with the Series A Preferred Stock as to dividends, unless there shall also be or have been declared and paid or set apart for payment on the Series A Preferred Stock, like dividends for all dividend payment periods of the Series A Preferred Stock ending on or before the dividend payment date of such parity stock, ratably in proportion to the respective amounts of dividends accumulated and unpaid through such dividend payment period on the Series A Preferred Stock and accumulated and unpaid or payable on such parity stock through the dividend payment period on such parity stock next preceding such dividend payment date. In the event that full cumulative dividends on the Series A Preferred Stock have not been declared and paid or set apart for payment when due, the Company shall not declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or other retirement of any other class of stock or series thereof of the Company ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Company, junior to the Series A Preferred Stock until full cumulative dividends on the Series A Preferred Stock shall have been paid or declared and provided for; provided, however, that the foregoing shall not apply to
       (i) any dividend payable solely in any shares of any stock ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Company, junior to the Series A Preferred Stock, or (ii) the acquisition of shares of any stock ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Company, junior to the Series A Preferred Stock either (A) pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Company or any subsidiary of the Company heretofore or hereafter adopted or (B) in exchange solely for shares of any other stock ranking junior to the Series A Preferred Stock.

       SECTION 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

	  A.The holders of Series A Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock of the Company, voting together with the holders of Common Stock as one class. Each share of the Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series A Preferred Stock could be converted on the record date for determining the stockholders entitled to vote, rounded to the nearest one-tenth of a vote, multiplied by 1.3 (it being understood that whenever the Conversion Price (as defined in Section 5 hereof) is adjusted as provided in Section 9 hereof, the voting rights of the Series A Preferred Stock shall also be similarly adjusted); provided, however, that in the event that the New York Stock Exchange shall render a final determination that, due to the foregoing voting rights, the issuance of the Series A Preferred Stock violates the rules of such Exchange in effect on the date of the first issuance of Series A Preferred Stock and so notifies the Company of such determination, each share of Series A Preferred Stock shall thereafter be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series A Preferred Stock could be converted on the record date for determining the stockholders entitled to vote, rounded to the nearest one-tenth of a vote (it being understood that whenever the Conversion Price is adjusted as provided in Section 9 hereof, the voting rights of the Series A Preferred Stock shall also be similarly adjusted). Upon the occurrence of a change in voting rights as described in the proviso of the immediately preceding sentence, the Company shall give prompt notice thereof to the holders of Series A Preferred Stock at the address shown on the books of the Company or any transfer agent for the Series A Preferred Stock by first-class mail, postage prepaid.

	  B.Except as otherwise required by law or set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action; provided, however, that the vote of at least 66 2/3% of the outstanding shares of Series A Preferred Stock, voting separately as a series, shall be necessary to adopt any alteration, amendment or repeal of any provision of the Restated Certificate of Incorporation of the Company, as amended, or this Resolution (including any such alteration, amendment, or repeal effected by any merger or consolidation in which the Company is the surviving or resulting corporation) if such amendment, alteration or repeal would alter or change the powers, preferences or special rights of the shares of Series A Preferred Stock so as to affect them adversely.

	  C.At all elections of directors of the Company, each holder of Series A Preferred Stock shall be entitled to the same cumulative voting rights as the holders of shares of the Company's Common Stock as described in paragraph (h) of Article Eighth of the Restated Certificate of Incorporation of the Company as in effect on the date of the first issuance of Series A Preferred Stock and as amended from time to time.

       SECTION 4.  Liquidation, Dissolution or Winding-Up.

	  A.Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company, the holders of Series A Preferred Stock shall be entitled to receive out of assets of the Company which remain after satisfaction in full of all valid claims of creditors of the Company and which are available for payment to stockholders and subject to the rights of the holders of any stock of the Company ranking senior to or on a parity with the Series A Preferred Stock in respect of distributions upon liquidation, dissolution or winding-up of the affairs of the Company, before any amount shall be paid or distributed among the holders of Common Stock or any other shares ranking junior to the Series A Preferred Stock in respect of distributions upon liquidation, dissolution or winding-up of the affairs of the Company, liquidating distributions in the amount of $65.00 per share, plus an amount equal to all accumulated and unpaid dividends thereupon to the date fixed for distribution, and no more. If upon any liquidation, dissolution or winding-up of the affairs of the Company, the amounts payable with respect to the Series A Preferred Stock and any other stock ranking as to any such distribution on a parity with the Series A Preferred Stock are not paid in full, the holders of the Series A Preferred Stock and of such other stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount to which they are entitled as provided by the foregoing provisions of this paragraph 4A, the holders of shares of Series A Preferred Stock shall not be entitled to any further right or claim to any of the remaining assets of the Company.

	  B.Neither the merger or consolidation of the Company with or into any other corporation, nor the merger or consolidation of any other corporation with or into the Company, nor the sale, transfer or lease of all or any portion of the assets of the Company, shall be deemed to be a dissolution, liquidation or winding-up of the affairs of the Company for purposes of this Section 4, but the holders of Series A Preferred Stock shall nevertheless be entitled in the event of any such merger or consolidation to the rights provided by Section 8 hereof.

	  C.Written notice of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Series A Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, mailed not less than twenty (20) days prior to any payment date stated therein, to the holders of Series A Preferred Stock, at the address shown on the books of the Company or any transfer agent for the Series A Preferred Stock.

       SECTION 5.  Conversion into Common Stock.

	  A.A holder of shares of Series A Preferred Stock shall be entitled, at any time prior to the close of business on the date fixed for redemption of such shares pursuant to Section 6, 7, or 8 hereof, to cause any or all of such shares to be converted into shares of Common Stock, at a conversion rate equal to the ratio of (i) $65.00 to (ii) the amount which (A) initially shall be $65.00 and (B) shall be adjusted as hereinafter provided (such amount, as it may be so adjusted from time to time, is hereinafter sometimes referred to as the Conversion Price) (that is, a conversion rate initially equivalent to one share of Common Stock for each share of Series A Preferred Stock so converted but that is subject to adjustment as the Conversion Price is adjusted as hereinafter provided).

	  B. Any holder of shares of Series A Preferred Stock desiring to convert such shares into shares of Common Stock shall surrender the certificate or certificates representing the shares of Series A Preferred Stock being converted, duly assigned or endorsed for transfer to the Company (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Company or the offices of the transfer agent for the Series A Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series A Preferred Stock by the Company or the transfer agent for the Series A Preferred Stock, accompanied by written notice of conversion; provided, however, that in the event that the certificate or certificates representing the shares of Series A Preferred Stock so to be converted are held (whether in pledge or otherwise) by the Company or such transfer agent or such agent for conversion, such written notice may be sent by registered mail, hand delivery or by telecopier confirmed in writing. Such notice of conversion shall specify (i) the number of shares of Series A Preferred Stock to be converted and the name or names in which such holder wishes the certificate or certificates for Common Stock and for any shares of Series A Preferred Stock not to be so converted to be issued, and (ii) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion.

	  C.Upon surrender of a certificate representing a share or shares of Series A Preferred Stock for conversion, the Company shall issue and send by hand delivery (with receipt to be acknowledged) or by first-class mail, postage prepaid, to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing shares of Series A Preferred Stock, only part of which are to be converted, the Company shall issue and deliver to such holder or such holder's designee a new certificate or certificates representing the number of shares of Series A Preferred Stock which shall not have been converted.

	  D.The issuance by the Company of shares of Common Stock upon a conversion of shares of Series A Preferred Stock into shares of Common Stock made at the option of the holder thereof shall be effective as of the earlier of (i) the delivery to such holder or such holder's designee of the certificates representing the shares of Common Stock issued upon conversion thereof or (ii) the commencement of business on the second business day after the surrender of the certificate or certificates for the shares of Series A Preferred Stock to be converted, duly assigned or endorsed for transfer to the Company (or accompanied by duly executed stock powers relating thereto) as provided by this Resolution. On and after the effective date of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock in respect of any period prior to such effective date. The Company shall not be obligated to pay any dividends which shall have been declared and shall be payable to holders of shares of Series A Preferred Stock on a Dividend Payment Date if such Dividend Payment Date for such dividend shall coincide with or be on or subsequent to the effective date of conversion of such shares.

	  E.The Company shall not be obligated to deliver to holders of Series A Preferred Stock any fractional share or shares of Common Stock issuable upon any conversion of such shares of Series A Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

	  F.Whenever the Company shall issue shares of Common Stock upon conversion of shares of Series A Preferred Stock as contemplated by this
       Section 5, the Company shall issue together with each such share of Common Stock one right to purchase Common Stock of the Company (or other securities in lieu thereof) pursuant to the Rights Agreement dated as of December 16, 1985 between the Company and Morgan Guaranty Trust Company of New York, as Rights Agent, as such agreement may from time to time be amended, or any other rights issued to holders of Common Stock of the Company in addition thereto or in replacement therefor, whether or not such rights shall be exercisable at such time, but only if such rights are issued and outstanding and held by other holders of Common Stock of the Company at such time and have not expired.

	  G.The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of Series A Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series A Preferred Stock then outstanding. The Company shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all requirements as to registration or qualification of the Common Stock, in order to enable the Company lawfully to issue and deliver to each holder of record of Series A Preferred Stock such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series A Preferred Stock then outstanding and convertible into shares of Common Stock.

       SECTION 6.  Redemption at the Option of the Company.

	  A.The Series A Preferred Stock shall be redeemable, in whole or in part, at the option of the Company at any time after June 10, 1994, or on or before June 10, 1994 if permitted by paragraph D of this Section 6, at the following redemption prices per share:


			    During the
			    Twelve-         Price
			    Month Period    Per
			    Beginning       Share
			    June 10

			      1989          $69.80
			      1990          $69.32
			      1991          $68.84
			      1992          $68.36
			      1993          $67.88
			      1994          $67.40
			      1995          $66.92
			      1996          $66.44
			      1997          $65.96
			      1998          $65.48

       and thereafter at $65.00 per share, plus, in each case, an amount equal to all accumulated and unpaid dividends thereon to the date fixed for redemption, subject to the rights, if any, of holders of record on the relevant record date to receive dividends on any Dividend Payment Date occurring prior to the date fixed for redemption. Payment of the redemption price shall be made by the Company in cash or shares of Common Stock, or a combination thereof, as permitted by paragraph E of this Section 6. From and after the date fixed for redemption, dividends on shares of Series A Preferred Stock called for redemption will cease to accrue, such shares will no longer be deemed to be outstanding and all rights in respect of such shares of the Company shall cease, except the right to receive the redemption price. If less than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the Company shall either redeem a portion of the shares of each holder determined pro rata based on the number of shares held by each holder or shall select the shares to be redeemed by lot, as may be determined by the Board of Directors of the Company.

	  B.Unless otherwise required by law, notice of any redemption pursuant to paragraphs A, C or D of this Section 6 will be sent to the holders of Series A Preferred Stock at the address shown on the books of the Company or any transfer agent for the Series A Preferred Stock by first-class mail, postage prepaid, mailed not less than thirty (30) days nor more than sixty (60) days prior to the redemption date. Each such notice shall state:

	    (i) the redemption date;

	    (ii) the total number of shares of the Series A Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder;

	    (iii) the redemption price;

	    (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price;

	    (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and

	    (vi) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised, and the Conversion Price and number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock at the time. The foregoing notice provisions may be amended if necessary so as to comply with the optional redemption provisions for preferred stock as qualifying employer securities or employer securities within the meaning of Section 4975(e)(8) and 409(l) under the Internal Revenue Code of 1986, as amended (the Code), or under any successor provision thereof or as qualifying employer securities under Section 407(d)(5) of the Employee Retirement Income Security Act or under any successor provision thereof. Upon surrender of the certificates for any shares so called for redemption and not previously converted (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company at the date fixed for redemption and at the redemption price set forth in this Section 6.

       C.   (i)   In the event of a change in the federal tax laws of the
	  United States of America (or any regulations or rulings promulgated thereunder), or any change in the application, enforcement or interpretation in respect of such laws, regulations or rulings, including any of the foregoing taken by a court of competent jurisdiction, which has the effect of precluding the Company from claiming any of the tax deductions, in whole or in part, for dividends paid on the Series A Preferred Stock when such dividends are used as provided under Section 404(k)(2) of the Code in effect on the date shares of Series A Preferred Stock are initially issued, or

	    (ii) upon certification by the Company to the holders of the Series A Preferred Stock that the Company has determined, based on correspondence from, or the commencement of litigation by, the Department of Labor or the Internal Revenue Service to or against the Company, the ESOP or the trustee of the ESOP and the advice of counsel that the issuance of the shares of Series A Preferred Stock to the holders was not in compliance with applicable law or regulation, or

	    (iii) if the ESOP, as amended, or any successor plan is determined by the Internal Revenue Service not to be qualified under Section 401(a) and 4975(e)(7) of the Code, or

	    (iv) in the event of a change in the federal tax laws of the United States of America which permits the Company to claim a tax deduction, in whole or in part, for any dividends paid on any of the Company's common equity securities (for federal tax purposes) other than in relation to the ESOP or similar plan, the Company may, at any time thereafter and in its sole discretion and notwithstanding anything to the contrary in paragraph A of this Section 6, elect to redeem the Series A Preferred Stock, in whole or in part, for $65.00 per share, plus an amount equal to accumulated and unpaid dividends thereon to the date fixed for redemption. Notice of such redemption shall be provided in accordance with the procedures set forth in paragraph B of this Section 6.

       D. In the event that the Company shall at any time terminate the ESOP, the Company may, at any time thereafter and in its sole discretion and notwithstanding anything to the contrary in paragraph A of this Section 6, elect to redeem the Series A Preferred Stock, in whole or in part, at the redemption price per share set forth in paragraph A of this Section 6 applicable at the time of such termination (plus an amount equal to all accumulated and unpaid dividends thereon to the date fixed for redemption) and otherwise on the terms and conditions set forth in paragraphs A and B of this Section 6.

       E. The Company, at its option, may make payment of the redemption price required upon redemption of shares of Series A Preferred Stock in cash or in shares of Common Stock, or in a combination of such shares and cash, any such shares to be valued for such purpose at their Fair Market Value (as defined in paragraph G of Section 9 hereof, provided, however, that in calculating their Fair Market Value the Adjustment Period shall be deemed to be the five (5) consecutive trading days preceding, and including, the date of redemption). Notwithstanding anything herein to the contrary, in the event that the Company elects, by a resolution of its Board of Directors, to make payment of all future redemption prices solely in cash or solely in shares of Common Stock of the Company and notifies the holders of Series A Preferred Stock of such election, all such payments thereafter shall be made in compliance with such election and such election shall be irrevocable.

     SECTION 7. Other Redemption Rights. Shares of Series A Preferred Stock shall be redeemed by the Company, to the extent permitted by applicable statutes and regulations, for shares of Common Stock, or, if the Company so elects, for cash, or for a combination of such shares and cash, any such shares of Common Stock to be valued for such purpose as provided by the last sentence of this Section 7, at a redemption price of $65.00 per share plus accumulated and unpaid dividends thereon to the date fixed for redemption, at the option of the holder, at any time and from time to time upon notice to the Company given not less than five (5) business days prior to the date fixed by the holder in such notice for such redemption, (i) when and to the extent necessary, for such holder to provide for distributions required to be made under, or to satisfy an investment election provided to participants in accordance with, the ESOP, as the same may be amended, or any successor plan to participants in the ESOP, (ii) when and to the extent necessary, for such holder to make payment of principal, interest or premium due and payable on any indebtedness incurred by the holder for the benefit of the ESOP, or (iii) if the ESOP is determined by the Internal Revenue Service no longer to be qualified within the meaning of Sections 401(a) and 4975(e)(7) of the Code, but in such event the holder shall have such option only at such time as the Company is not in good faith taking steps to reinstate the qualification of the ESOP under such Sections. Any shares of Common Stock for which Series A Preferred Stock is redeemed pursuant to this Section 7 shall be valued for such purpose (x) in the case of any redemption pursuant to either of clauses
  (ii) and (iii) of the next preceding sentence, as provided in paragraph E of
  Section 6 and (y) in the case of any redemption pursuant to clause (i) of the next preceding sentence to provide for distributions required to be made or to satisfy an investment election, at the Fair Market Value (as defined in paragraph G of Section 9 hereof) of such shares of Common Stock; provided, however, that in calculating such Fair Market Value, the Adjustment Period shall be deemed to be the applicable valuation date for any such distribution or with respect to any such investment election, in either case, as provided in the ESOP.

     SECTION 8.  Consolidation, Merger, etc.

     A.In the event that the Company shall consummate any consolidation or merger or similar transaction, however named, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting company (including the Company) that constitutes qualifying employer securities with respect to a holder of Series A Preferred Stock within the meaning of Section 4975(e)(8) of the Code and Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, the shares of the Series A Preferred Stock of such holder shall be assumed by and shall become preferred stock of such successor or resulting company, having in respect of such company insofar as possible the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Section 6, 7, and 8 hereof), and the qualifications, limitations or restrictions thereon, that the Series A Preferred Stock had immediately prior to such transaction, except that after such transaction each share of the Series A Preferred Stock shall be convertible, otherwise on the terms and conditions provided by Section 5 hereof, into the qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election to receive any kind or amount of stock, securities, cash or other property (other than such qualifying employer securities and a cash payment, if applicable, in lieu of fractional shares) receivable upon such transaction (provided that, if the kind or amount of qualifying employer securities receivable upon such transaction is not the same for each non-electing share, then the kind and amount of qualifying employer securities receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares). The rights of the Series A Preferred Stock as preferred stock of such successor or resulting company shall successively be subject to adjustments pursuant to Section 9 hereof after any such transaction as nearly equivalent to the adjustments provided for by such section prior to such transaction. The Company shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of the Series A Preferred Stock shall be assumed and authorized by the successor or resulting company as aforesaid.

     B.In the Event that the Company shall consummate any consolidation or merger or similar transaction, however named, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to in paragraph A of this Section 8) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of Series A Preferred Stock shall, without any action on the part of the Company or any holder thereof (but subject to paragraph C of this Section 8), be deemed converted by virtue of such merger, consolidation or similar transaction immediately prior to such consummation into the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted at such time and each share of Series A Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction (provided that, if the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares).

     C.In the event the Company shall enter into any agreement providing for any consolidation or merger or similar transaction described in paragraph B of this Section 8, then the Company shall as soon as practicable thereafter (and in any event at least fifteen (15) business days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of Series A Preferred Stock and each such holder shall have the right to elect, by written notice to the Company, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Company or the successor of the Company, in redemption and retirement of such Series A Preferred Stock, a cash payment equal to the redemption price per share of Series A Preferred Stock, applicable at the date such written notice is given, set forth in paragraph A of Section 6 hereof, plus an amount in cash equal to any accumulated and unpaid dividends on such Series A Preferred Stock to the date of consummation of such transaction. In the event that any such election is made by any holder, such redemption and retirement of Series A Preferred Stock that is the subject of such election shall be a condition to the consummation of such transaction. No such notice of redemption shall be effective unless given to the Company prior to the close of business on the fifth business day prior to consummation of such transaction, unless the Company or the successor of the Company shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Company prior to the close of business on the fifth business day prior to consummation of such transaction.

     SECTION 9.  Anti-dilution Adjustments.

     A.In the event the Company shall, at any time or from time to time while any of the shares of the Series A Preferred Stock are outstanding, (i) pay a dividend or make a distribution in respect of the Common Stock in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of the Company (including a recapitalization effected by a merger or consolidation to which Section 8 hereof does not apply) or otherwise, the Conversion Price in effect immediately prior to such action shall be adjusted by multiplying such Conversion Price by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this paragraph 9 A shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of shareholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

     B.In the event that the Company shall, at any time or from time to time while any of the shares of Series A Preferred Stock are outstanding, issue to holders of shares of Common Stock as a dividend or distribution, including by way of a reclassification of shares or a recapitalization of the Company, any right or warrant to purchase shares of Common Stock (but not including, as such a right or warrant, any security convertible into or exchangeable for shares of Common Stock) at a purchase price per share less than the Fair Market Value (as hereinafter defined) of a share of Common Stock on the date of issuance of such right or warrant, then, subject to the provisions of paragraphs E and F of this Section 9, the conversion price shall be adjusted by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased at the Fair Market Value of a share of Common Stock at the time of such issuance for the maximum aggregate consideration payable upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock that could be acquired upon exercise in full of all such rights and warrants.

     C.In the event the Company shall, at any time or from time to time while any of the shares of Series A Preferred Stock are outstanding, issue, sell or exchange shares of Common Stock (other than pursuant to any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock) and other than pursuant to any employee or director incentive or benefit plan or arrangement, including any employment, severance or consulting agreement, of the Company or any subsidiary of the Company heretofore or hereafter adopted) for a consideration having a Fair Market Value on the date of such issuance, sale or exchange less than the Fair Market Value of such shares on the date of such issuance, sale or exchange, then, subject to the provisions of paragraphs E and F of this Section 9, the Conversion Price shall be adjusted by multiplying such Conversion Price by the fraction the numerator of which shall be the sum of (i) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (ii) the Fair Market Value of the consideration received by the Company in respect of such issuance, sale or exchange of shares of Common Stock, and the denominator of which shall be the product of (i) the Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (ii) the sum of the number of shares of Common Stock outstanding on such day plus the number of shares of Common Stock so issued, sold or exchanged by the Company. In the event the Company shall, at any time or from time to time while any shares of Series A Preferred Stock are outstanding, issue, sell or exchange any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock), other than any such issuance to holders of shares of Common Stock as a dividend or distribution (including by way of a reclassification of shares or a recapitalization of the Company) and other than pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Company or any subsidiary of the Company heretofore or hereafter adopted, for a consideration having a Fair Market Value on the date of such issuance, sale or exchange less than the Non-Dilutive Amount (as hereinafter defined), then, subject to the provisions of paragraphs E and F of this Section 9, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction the numerator of which shall be the sum of (i) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (ii) the Fair Market Value of the consideration received by the Company in respect of such issuance, sale or exchange of such right or warrant plus
  (iii) the Fair Market Value at the time of such issuance of the consideration which the Company would receive upon exercise in full of all such rights or warrants, and the denominator of which shall be the product of (i) the Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by
  (ii) the sum of the number of shares of Common Stock outstanding on such day plus the maximum number of shares of Common Stock which could be acquired pursuant to such right or warrant at the time of the issuance, sale or exchange of such right or warrant (assuming shares of Common Stock could be acquired pursuant to such right or warrant at such time).

     D.In the event the Company shall, at any time or from time to time while any of the shares of Series A Preferred Stock are outstanding, make an Extraordinary Distribution (as hereinafter defined) in respect of the Common Stock, whether by dividend, distribution, reclassification of shares or recapitalization of the Company (including a recapitalization or reclassification effected by a merger or consolidation to which Section 8 hereof does not apply) or effect a Pro Rata Repurchase (as hereinafter defined) of Common Stock, the Conversion Price in effect immediately prior to such Extraordinary Distribution or Pro Rata Repurchase shall, subject to paragraphs E and F of this Section 9, be adjusted by multiplying such Conversion Price by the fraction the numerator of which is (i) the product of
  (x) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase multiplied by (y) the Fair Market Value (as herein defined) of a share of Common Stock on the record date with respect to an Extraordinary Distribution, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase, or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be, minus (ii) the Fair Market Value of the Extraordinary Distribution or the aggregate purchase price of the Pro Rata Repurchase, as the case may be, and the denominator of which shall be the product of (a) the number of shares of Common Stock outstanding immediately before such Extraordinary Dividend or Pro Rata Repurchase minus, in the case of a Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Company multiplied by (b) the Fair Market Value of a share of Common stock on the record date with respect to an Extraordinary Distribution or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be. The Company shall send each holder of Series A Preferred Stock (i) notice of its intent to make any dividend or distribution and (ii) notice of any offer of the Company to make a Pro Rata Repurchase, in each case at the same time as, or as soon as practicable after, such offer is first communicated (including by announcement of a record date in accordance with the rules of any stock exchange on which the Common Stock is listed or admitted to trading) to holders of Common Stock. Such notice shall indicate the intended record date and the amount and nature of such dividend or distribution, or the number of shares subject to such offer for a Pro Rata Repurchase and the purchase price payable by the Company pursuant to such offer, as well as the Conversion Price and the number of shares of Common Stock into which a share of Series A Preferred Stock may be converted at such time.

     E.Notwithstanding any other provisions of this Section 9, the Company shall not be required to make any adjustment of the Conversion Price unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) in the Conversion Price. In addition, notwithstanding any other provisions of this Section 9, the Company shall not be required to make any adjustment of the Conversion Price that would result in the Company receiving less than the par value of the Common Stock upon conversion of the Series A Preferred Stock into Common Stock.

     F.If the Company shall make any dividend or distribution on the Common Stock or issue any Common Stock, other capital stock or other security of the Company or any rights or warrants to purchase or acquire any such security, which transaction does not result in an adjustment to the Conversion Price pursuant to the forgoing provisions of this Section 9, the Board of Directors of the Company shall have the authority to consider whether such action is of such a nature that an adjustment to the Conversion Price should equitably be made in respect of such transaction. If in such case the Board of Directors of the Company determines that an adjustment to the Conversion Price should be made, an adjustment shall be made effective as of such date, as determined by the Board of Directors of the Company. The determination of the Board of Directors of the Company as to whether an adjustment to the Conversion Price should be made pursuant to the foregoing provisions of this paragraph 9 F, and, if so, as to what adjustment should be made and when, shall be final and binding on the Company and all stockholders of the Company. The Company shall be entitled to make such additional adjustments in the Conversion Price, in addition to those required by the foregoing provisions of this
  Section 9, as shall be necessary in order that any dividend or distribution in shares of capital stock of the Company, subdivision, reclassification or combination of shares of stock of the Company or any recapitalization of the Company shall not be taxable to holders of the Common Stock.

     G.For purposes of this Resolution, the following definitions shall apply:

       Extraordinary Distribution shall mean any dividend or other distribution (effected while any of the shares of Series A Preferred Stock are outstanding) of (i) cash, where the aggregate amount of such cash dividend or distribution together with the amount of all cash dividends and distributions made during the preceding period of 12 months, when combined with the aggregate amount of all Pro Rata Repurchases (for this purpose, including only that portion of the aggregate purchase price of such Pro Rata Repurchase which is in excess of the Fair Market Value of the Common Stock repurchased as determined on the applicable expiration date (including all extensions thereof) of any tender offer or exchange offer which is a Pro Rata Repurchase, or the date of purchase with respect to any other Pro Rata Repurchase which is not a tender offer or exchange offer made during such period), exceeds twelve and one-half percent (12 1/2%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the record date for determining the shareholders entitled to receive such Extraordinary Distribution and (ii) any shares of capital stock of the Company (other than shares of Common Stock), other securities of the Company (other than securities of the type referred to in paragraph B of this Section 9), evidences of indebtedness of the Company or any other person or any other property (including shares of any subsidiary of the Company), or any combination thereof. The Fair Market Value of an Extraordinary Distribution for purposes of paragraph D of this Section 9 shall be the sum of the Fair Market Value of such Extraordinary Distribution plus the amount of any cash dividends which are not Extraordinary Distributions made during such twelve month period and not previously included in the calculation of an adjustment pursuant to paragraph D of this Section 9.

       Fair Market Value shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Company or any other issuer which are publicly traded, the average of the Current Market Prices (as hereinafter defined) of such shares or securities for each day of the Adjustment Period (as hereinafter defined). Current Market Price of publicly traded shares of Common Stock or any other class of capital stock or other security of the Company or any other issuer for a day shall mean the last reported sales price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on each such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected from time to time for such purpose by the Board of Directors of the Company or a committee thereof on each trading day during the Adjustment period. Adjustment Period shall mean the period of five (5) consecutive trading days, selected by the Board of Directors of the Company or a committee thereof, during the 20 trading days preceding, and including, the date as of which the Fair Market Value of a security is to be determined. The Fair Market Value of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Company or a committee thereof, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors or such committee available to make such determination, as determined in good faith by the Board of Directors of the Company or such committee.

       Non-Dilutive Amount in respect of an issuance, sale or exchange by the Company of any right or warrant to purchase or acquire shares of Common Stock (including any security convertible into or exchangeable for shares of Common Stock) shall mean the remainder of (i) the product of the Fair Market Value of a share of Common Stock on the day preceding the first public announcement of such issuance, sale or exchange multiplied by the maximum number of shares of Common Stock which could be acquired on such date upon the exercise in full of such rights and warrants (including upon the conversion or exchange of all such convertible or exchangeable securities), whether or not exercisable (or convertible or exchangeable) at such date, minus (ii) the aggregate amount payable pursuant to such right or warrant to purchase or acquire such maximum number of shares of Common Stock; provided, however, that in no event shall the Non-Dilutive Amount be less than zero. For purposes of the foregoing sentence, in the case of a security convertible into or exchangeable for shares of Common Stock, the amount payable pursuant to a right or warrant to purchase or acquire shares of Common Stock shall be the Fair Market Value of such security on the date of the issuance, sale or exchange of such security by the Company.

       Pro Rata Repurchase shall mean any purchase of shares of Common Stock by the Company or any subsidiary thereof, whether for cash, shares of capital stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other person or any other property (including shares of a subsidiary of the Company), or any combination thereof, effected while any of the shares of Series A Preferred Stock are outstanding, pursuant to any tender offer or exchange offer subject to
     Section 13(e) of the Securities Exchange Act of 1934, as amended (the Exchange Act), or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock; provided, however, that no purchase of shares by the Company or any subsidiary thereof made in open market transactions shall be deemed a Pro Rata Repurchase. For purposes of this paragraph 9 G, shares shall be deemed to have been purchased by the Company or any subsidiary thereof in open market transactions if they have been purchased substantially in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act, on the date shares of Series A Preferred Stock are initially issued by the Company or on such other terms and conditions as the Board of Directors of the Company or a committee thereof shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock.

     H.Whenever an adjustment to the Conversion Price and the related voting rights of the Series A Preferred Stock is required pursuant to this Resolution, the Company shall forthwith place on file with the transfer agent for the Common Stock and the Series A Preferred Stock if there be one, and with the Secretary of the Company, a statement signed by two officers of the Company stating the adjusted Conversion Price determined as provided herein and the resulting conversion ratio, and the voting rights (as appropriately adjusted), of the Series A Preferred Stock. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment, including any determination of Fair

  Market Value involved in such computation. Promptly after each adjustment to the Conversion Price and the related voting rights of the Series A Preferred Stock, the Company shall mail a notice thereof and of the then prevailing conversion ratio to each holder of shares of the Series A Preferred Stock.

  SECTION 10. Ranking; Attributable Capital and Adequacy of Surplus; Retirement of Shares.

     A.The Series A Preferred Stock shall rank senior to the Common Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution and winding up of the affairs of the Company, and shall rank junior to all series of preferred stock of the Company currently authorized as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and, unless otherwise provided in the Restated Certificate of Incorporation of the Company, as amended, or a Certificate of Designation relating to a subsequent series of preferred stock of the Company, the Series A Preferred Stock shall rank junior to all other series of the Company's Preferred Stock, as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up.

     B.The capital of the Company allocable to the Series A Preferred Stock for purposes of the Delaware General Corporation Law (the Corporation Law) shall be $1.00 per share. In addition to any vote of stockholders required by law, the vote of the holders of a majority of the outstanding shares of Series A Preferred Stock shall be required to increase the par value of the Common Stock or otherwise increase the capital of the Company allocable to the Common Stock for the purpose of the Corporation Law if, as a result thereof, the surplus of the Company for purposes of the Corporation Law would be less than the amount of preferred Dividends that would accrue on the then outstanding shares of Series A Preferred Stock during the following three years.

     C.Any shares of Series A Preferred Stock acquired by the Company by reason of the conversion or redemption of such shares as provided by the Resolution, or otherwise so acquired, shall be retired as shares of Series A Preferred Stock and restored to the status of authorized but unissued shares of preferred stock of the Company, undesignated as to series, and may thereafter be reissued as part of a new series of such preferred stock as permitted by law.

     SECTION 11.  Miscellaneous.

     A.All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) business days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Resolution) with postage prepaid, addressed:

       (i) if the Company, to its office at United Technologies Building, Hartford Conn. 06101 (Attention: Secretary) or to the transfer agent for the Series A Preferred Stock, or other agent of the Company designated as permitted by this Resolution or

       (ii) if to any holder of the Series A Preferred Stock or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Company (which may include the records of any transfer agent for the Series A Preferred Stock or Common Stock, as the case may be) or

       (iii) to such other address as the Company or any such holder, as the case may be, shall have designated by notice similarly given.

     B.The term Common Stock as used in this Resolution means the Company's Common Stock, par value $5.00 per share, as the same exists at the date of filing of a Certificate of Designation relating to Series A Preferred Stock or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that, at any time as a result of an adjustment made pursuant to
  Section 9 of this Resolution, the holder of any share of the Series A Preferred Stock upon thereafter surrendering such shares for conversion shall become entitled to receive any shares or other securities of the Company other than shares of Common Stock, the Conversion Price in respect of such other shares or securities so receivable upon conversion of shares of Series A Preferred Stock shall thereafter be adjusted, and shall be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in Section 9 hereof, and the provisions of Sections 1 through 8 and 10 and 11 of this Resolution with respect to the Common Stock shall apply on like or similar terms to any such other shares or securities.

     C.The Company shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series A Preferred Stock or shares of Common Stock or other securities issued on account of Series A Preferred Stock pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series A Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series A Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

     D.In the event that a holder of shares of Series A Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of shares of Series A Preferred Stock should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Company shall be entitled to register such shares, and make such payment, in the name of the holder of such Series A Preferred Stock as shown on the records of the Company and to send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Company.

     E.Unless otherwise provided in the Restated Certificate of Incorporation, as amended, of the Company, all payments in the form of dividends, distributions on voluntary or involuntary dissolution, liquidation or winding-up or otherwise made upon the shares of Series A Preferred Stock and any other stock ranking on a parity with the Series A Preferred Stock with respect to such dividend or distribution shall be made pro rata, so that amounts paid per share on the Series A Preferred Stock and such other stock shall in all cases bear to each other the same ratio that the required dividends, distributions or payments, as the case may be, then payable per share on the shares of the Series A Preferred Stock and such other stock bear to each other.

     F.The Company may appoint, and from time to time discharge and change, a transfer agent or a registrar or both for the Series A Preferred Stock. Upon any such appointment or discharge of a transfer agent or registrar, the Company shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Series A Preferred Stock.

     FIFTH: The minimum amount of capital with which the Corporation will commence business is One Thousand Dollars.

     SIXTH:  The Corporation is to have perpetual existence.

     SEVENTH: The private property of the stockholders shall not be subject to the payment of corporate debts.

     EIGHTH: Subject to the provisions of the laws of the State of Delaware, the following provisions are adopted for the management of the business and for the conduct of the affairs of the Corporation, and for defining, limiting and regulating the powers of the Corporation, the directors and the stockholders:

       (a) The books of the Corporation may be kept outside the State of Delaware at such place or places as may, from time to time, be designated by the Board of Directors.

       (b) The business of the Corporation shall be managed by its Board of Directors; and the Board of Directors shall have power to exercise all the powers of the Corporation, including (but without limiting the generality hereof) the power to create mortgages upon the whole or any part of the property of the Corporation, real or personal, without any action of or by the stockholders, except as otherwise provided by statute or by the Bylaws.

       (c) The number of the directors shall be fixed by the Bylaws, subject to alteration, from time to time, by amendment of the Bylaws either by the Board of Directors or the stockholders. An increase in the number of directors shall be deemed to create vacancies in the Board, to be filled in the manner provided in the Bylaws. Any director or any officer elected or appointed by the stockholders or by the Board of Directors may be removed at any time, in such manner as shall be provided in the Bylaws.

       (d) The Board of Directors shall have power to make and alter Bylaws, subject to such restrictions upon the exercise of such power as may be imposed by the incorporators or the stockholders in any Bylaws adopted by them from time to time.

       (e) The Board of Directors shall have power, in its discretion, to fix, determine and vary, from time to time, the amount to be retained as surplus and the amount or amounts to be set apart out of any of the funds of the Corporation available for dividends as working capital or a reserve or reserves for any proper purpose, and to abolish any such reserve in the manner in which it was created.

       (f) The Board of Directors shall have power, in its discretion, from time to time, to determine whether and to what extent and at what times and places and under what conditions and regulations the books and accounts of the Corporation, or any of them, other than the stock ledger, shall be open to the inspection of stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by law or authorized by resolution of the directors or of the stockholders.

       (g) Upon any sale, exchange or other disposal of the property and/or assets of the Corporation, payment therefor may be made either to the Corporation or directly to the stockholders in proportion to their interests, upon the surrender of their respective stock certificates, or otherwise, as the Board of Directors may determine.

       (h) At all elections of directors of the Corporation, each holder of Common Stock shall be entitled to as many votes as shall equal the number of his shares of such stock multiplied by the number of directors to be elected by the holders of Common Stock, and he may cast all of such votes for a single director or may distribute them among the number to be voted for by the holders of the Common Stock, or any two or more of them as he may see fit.

       (i) In case the Corporation shall enter into any contract or transact any business with one or more of its directors, or with any firm of which any director is a member, or with any corporation or association of which any director is a stockholder, director or officer, such contract or transaction shall not be invalidated or in any way affected by the fact that such director has or may have an interest therein which is or might be adverse to the interests of the Corporation, even though the vote of such director might have been necessary to obligate the Corporation upon such contract or transaction; provided, that the fact of such interest shall have been disclosed to the other directors or the stockholders of the Corporation, as the case may be, acting upon or with reference to such contract or transaction.

       (j) Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

       (k) The Corporation reserves the right to amend, alter, change, add to or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute; and all rights herein conferred are granted subject to this reservation.

     NINTH: The stockholder vote required to approve Business Combinations (hereinafter defined) shall be as set forth in this Article Ninth.

     SECTION 1. Higher Vote for Business Combinations. In addition to any affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in Section 3 of this Article
  Ninth:

       A. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

       B. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $25,000,000 or more; or

       C. the issuance or transfer by the Corporation or any subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $25,000,000 or more; or

       D. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

       E. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

  shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the Voting Stock), voting together as a single class (it being understood that for purposes of this Article Ninth, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article Fourth of this Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

     SECTION 2. Definition of Business Combination. The term Business Combination as used in this Article Ninth shall mean any transaction which is referred to in any one or more of paragraphs A through E of Section 1.

     SECTION 3. When Higher Vote is Not Required.  The provisions of
  Section 1 of this Article Ninth shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if in the case of a Business Combination that does not involve any cash or other consideration being received by the stockholders of the Corporation, solely in their capacities as stockholders, the condition specified in the following paragraph A is met, or if in the case of any other Business Combination, the conditions specified in either of the following paragraphs A or B are met:

       A. Approval by Disinterested Directors. The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).

       B. Price and Procedure Requirements. All of the following conditions shall have been met:

	  (i) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination (the Consummation Date) of the consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be an amount at least equal to the higher of the following (it being intended that the requirements of this paragraph B(i) shall be required to be met with respect to all shares of Common Stock outstanding, whether or not the Interested Stockholder has previously acquired any shares of the Common Stock):

	    (a) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it
	  (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the Announcement Date) or (2) in the transaction in which it became an Interested Stockholder, whichever is higher, plus interest compounded annually from the date on which the Interested Stockholder became an Interested Stockholder through the Consummation Date at the prime rate of interest of Citibank, N.A. (or other major bank headquartered in New York City selected by a majority of the Disinterested Directors) from time to time in effect in New York City, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, per share of Common Stock from the date on which the Interested Stockholder became an Interested Stockholder through the Consummation Date in an amount up to but not exceeding the amount of such interest payable per share of Common Stock; or

	    (b) the Fair Market Value per share of Common Stock on the Announcement Date.

	  (ii) The aggregate amount of the cash and the Fair Market Value as of the Consummation Date of the consideration other than cash to be received per share by holders of shares of any class of outstanding Voting Stock, other than the Common Stock, in such Business Combination shall be an amount at least equal to the highest of the following (it being intended that the requirements of this paragraph B (ii) shall be required to be met with respect to all shares of every such other class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

	    (a) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Stockholder, whichever is higher, plus interest compounded annually from the date on which the Interested Stockholder became an Interested Stockholder through the Consummation Date at the prime rate of interest of Citibank, N.A. (or other major bank headquartered in New York City selected by a majority of the Disinterested Directors) from time to time in effect in New York City, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, per share of such class of Voting Stock from the date on which the Interested Stockholder became an Interested Stockholder through the Consummation Date in an amount up to but not exceeding the amount of such interest payable per share of such class of Voting Stock;

	    (b) the Fair Market Value per share of such class of Voting Stock on the Announcement Date; or

	    (c) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

	  (iii) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

	  (iv) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination:
       (a) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Preferred Stock; (b) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and (c) such Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

	  (v) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation.

	  (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

  SECTION 4.   Certain Definitions.  For the purposes of this Article Ninth:

     A. A person shall mean any individual, firm, corporation or other entity.

     B. Interested Stockholder shall mean any person (other than the Corporation or any Subsidiary) who or which:

       (i) is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting Stock; or

       (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

       (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

     C. A person shall be a beneficial owner of any Voting Stock:

       (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

       (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

       (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

     D. For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph B of this Section 4, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C of this Section 4 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

     E. Affiliate or Associate shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1983.

     F. Subsidiary means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph B of this Section 4, the term Subsidiary shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

     G. Disinterested Director means any member of the Board of Directors of the Corporation (the Board) who is unaffiliated with the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board.

     H. Fair Market Value means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

     I. In the event of any Business Combination in which the Corporation survives, the phrase consideration other than cash to be received as used in paragraph B(i) and (ii) of Section 3 of this Article Ninth shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

  SECTION 5. Powers of Disinterested Directors. A majority of the
Disinterested Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article Ninth, including without limitation (A) whether a person is an Interested Stockholder, (B) the number of shares of Voting Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another, (D) whether the requirements of paragraph B of Section 3 have been met with respect to any Business Combination, and (E) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $25,000,000 or more; and the good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all the purposes of this Article Ninth.

  SECTION 6. No effect on Fiduciary Obligations of Interested Stockholders. Nothing contained in this Article Ninth shall be construed to relieve the Board of Directors or any Interested Stockholder from any fiduciary obligation imposed by law.

  SECTION 7. Amendment, Repeal, etc. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of 80% or more of the voting power of the shares of the then outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article Ninth of this Certificate of Incorporation; provided, however, that the preceding provisions of this Section 7 shall not be applicable to any amendment to this Article Ninth of this Certificate of Incorporation, and such amendment shall require only such affirmative vote as is required by law and any other provisions of this Certificate of Incorporation, if such amendment shall have been approved by a majority of the Disinterested Directors.

  TENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law for payment of unlawful dividends or unlawful stock repurchases or redemption, or (iv) for any transaction from which the director derived an improper personal benefit.

  I, WILLIAM H. TRACHSEL, Senior Vice President, General Counsel and Secretary of the aforesaid Corporation, hereby certify that the foregoing Restated Certificate of Incorporation of the said Corporation was duly proposed by the Board of Directors and adopted by the Stockholders of the Corporation, in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.

  IN WITNESS WHEREOF, I have executed this Restated Certificate of Incorporation under the seal of the aforesaid Corporation, duly attested, this 19th day of June 2000.



			  /s/  WILLIAM H. TRACHSEL
			       William H. Trachsel
			       Senior Vice President, General Counsel
			       and Secretary



Attest:       [CORPORATE SEAL]




/s/  CHARLES F. HILDEBRAND
     Charles F. Hildebrand
     Assistant Secretary

State of Connecticut
			 SS:  Hartford
County of Hartford


  BE IT REMEMBERED that on this 19th day of June 2000, personally came before me, a notary public in and for the said State and County, WILLIAM H. TRACHSEL, Senior Vice President, General Counsel and Secretary of UNITED TECHNOLOGIES CORPORATION, a Corporation of the State of Delaware and the Corporation described in the foregoing Restated Certificate of Incorporation, known to me personally to be such Senior Vice President, General Counsel and Secretary, and he duly executed the said Restated Certificate of Incorporation before me and acknowledged the said Restated Certificate of Incorporation to be his act and deed and the act and deed of the said Corporation and the facts stated therein are true; and that the seal affixed to the said Restated Certificate of Incorporation and attested by the Assistant Secretary of the said Corporation is the common or corporate seal of the said Corporation.

  IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year as aforesaid.




				   /s/  PATRICIA J. NOLAN
				   Patricia J. Nolan
				   Notary Public
				   My Commission Expires November 30, 2004


				   [NOTARY SEAL]